Exhibit 99.1

Kandi Technologies Announces CEO Transition

--Mr. Xiaoming Hu Hands CEO Role to Dr. Xueqin Dong--

--Mr. Hu Remains Board Chair and Large Shareholder--

JINHUA, CHINA, Jan 11, 2023 (GLOBE NEWSWIRE) -- Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced the appointment of Dr. Xueqin Dong as Chief Executive Officer, effective January 10, 2023. Dr. Dong succeeds Mr. Xiaoming Hu, who resigned for the purpose of Company’s long-term growth training of young management. Mr. Hu will continue to serve as Chairman of the Board of Directors.

Chairman Hu commented, “On behalf of Kandi’s Board of Directors, I am delighted to welcome Dr. Dong as our new CEO. We are confident that Dr. Dong’s expertise and experience will enable him to lead Kandi to the next phase of growth while fulfilling Kandi’s mission to contribute to a sustainable future. As I depart the CEO role, I want to thank everyone on our team for their hard work and dedication. Together we built Kandi from the ground up over the past 21 years, yet I think our best years are yet to come. I am excited to see our renewed business momentum, especially in electric off-road vehicles. Under Xueqin’s leadership, I am confident that Kandi will reach new heights. As Chairman of the Board and one of the largest shareholders, I will remain dedicated to Kandi’s success.”

Dr. Dong said, “I am honored and thrilled to lead Kandi at this critical moment. Our opportunities in China are expanding rapidly as it exits the pandemic era, while our new off-road and cross-over products keep exploring new markets and further developing existing market in the U.S. and other corners of the world. I deeply appreciate the Board’s trust in me, and look forward to leading our team to profitably grow our business and continue our endeavor in the sustainable development.”

Dr. Xueqin Dong has cumulated over 20 years of experience in automobile industry with extensive background in managing teams in the vehicle design, engineering, and development, manufacturing, and commercialization of innovative products. Dr. Dong was elected as a director of Kandi in December 2021. Previously, he was General Manager of Jiangsu Xingchi Electric Power Technology Co., Ltd. in charge of overall operation and management of the development, production, and sales of electric off-road vehicles. Dr. Dong owns more than twenty patents and has published over ten papers on automobile and electric vehicle engineering technology in China and international academic journals-- with three indexed by the prestigious Engineering Index (“EI”). He has participated in four scientific research projects at the national and municipal level. Dr. Dong earned his Doctor of Engineering degree in Vehicle Engineering from Shanghai Tongji University, Master of Engineering degree in material processing from Nanchang University, and a Bachelor of Engineering degree in mechatronics from Nanchang University in China.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com